EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2010 with respect to the consolidated financial statements included in the Annual Report of Mexco Energy Corporation on Form 10-K for the year ended March 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Mexco Energy Corporation on Form S-8 (File No. 333-131835, effective February 14, 2006) and on Form S-8 (File No. 333-165296, effective March 5, 2010).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
June 29, 2010